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Exhibit 11.0 -  Computation of Earnings per Share

The following represents the computation of earnings per share reflecting the assumption that the granted shares under the option and warrants plan which would be dilutive will be exercised.


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
                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                   -------------------------
                                                                                       2003          2002
                                                                                   -----------   -----------
Net earnings - basic and diluted                                                   $   267,980   $   787,321
                                                                                   ===========   ===========
Weighted average common shares outstanding                                          12,308,321    12,265,250
Common share equivalents relating to stock
options, warrants                                                                       95,991       131,641
                                                                                   -----------   -----------
Adjusted common and common equivalent
shares for diluted computation                                                      12,404,312    12,396,891
                                                                                   ===========   ===========
Net earnings per share:
    Basic                                                                          $      0.02   $      0.06
    Diluted                                                                        $      0.02   $      0.06
                                                                                   ===========   ===========
Anti-dilutive options and warrants not
included in the diluted earnings per share
computations                                                                         1,161,234       693,527
                                                                                   ===========   ===========

See notes to consolidated financial statements

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